Exhibit 99.01
DexCom Reports Third Quarter 2018 Financial Results

SAN DIEGO, CA - (BUSINESS WIRE-November 6, 2018) - DexCom, Inc. (Nasdaq: DXCM) today reported its unaudited financial results as of and for the quarter ended September 30, 2018.

Third Quarter 2018 Highlights:

•	Revenue grew 44% on a reported basis to $266.7 million versus the same quarter of the prior year

•	US revenue grew 34% versus the same quarter of the prior year

•	International revenue grew 93% on a reported basis versus the same quarter of the prior year

•	GAAP net income of $46.6 million, or $0.52 per share

•	Non-GAAP net income of $15.1 million, or $0.17 per share

“Dexcom has maintained the strong momentum we have seen all year, with sales up 45% on a constant currency basis,” said Kevin Sayer, Dexcom’s Chairman, President and CEO. “Clearly, our G6 launch has been very well received and leaves us in a strong position for continued growth. We are pleased to again increase our 2018 outlook.”

Third Quarter 2018 Financial Results:

Revenue was $266.7 million for the third quarter of 2018, an increase of 44% from the $184.6 million in revenue for the same quarter of 2017. Gross profit totaled $168.6 million or 63% of revenue for the third quarter of 2018 compared to a gross profit of $127.0 million or 69% of revenue for the same quarter of 2017.

GAAP net income was $46.6 million, or $0.52 per share, for the third quarter of 2018 compared to GAAP net loss of $2.0 million, or $0.02 loss per share, for the same quarter of 2017.

Non-GAAP net income was $15.1 million, or $0.17 per share, for the third quarter of 2018, which excludes $34.9 million of income related to investments and $3.4 million of non-cash interest expense related to our senior convertible notes. See the table below entitled "Itemized Reconciliation Between GAAP and Non-GAAP Net Income (Loss) and Net Income (Loss) per Share" for a reconciliation of these GAAP and Non-GAAP financial measures.

As of September 30, 2018, DexCom had $668.7 million in cash, cash equivalents and short-term marketable securities.

2018 Annual Guidance:

DexCom updated its projections for the full year 2018:

•	Revenue of approximately $975 million, versus the prior forecast of $925 million

•	Gross profit margin of approximately 64%, consistent with the company’s most recent outlook

•	Total GAAP operating expenses to increase by approximately 18%, including investments into non-intensive programs, consistent with prior guidance

Conference Call

Management will hold a conference call today starting at 4:30 p.m. (Eastern Time). The conference call will be concurrently webcast. The link to the webcast will be available on the DexCom, Inc. website at www.dexcom.com by navigating to "About Us," then "Investor Relations," and then "Events and Presentations," and will be archived for future reference. To listen to the conference call, please dial (888) 895-5271 (US/Canada) or (847) 619-6547 (International) and use the confirmation number "46267195" approximately five minutes prior to the start time.

Statement regarding use of non-GAAP financial measures

DexCom reports non-GAAP results for net income (loss) and net income (loss) per basic and diluted share in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Our financial measures under GAAP include non-cash interest expense related to our senior convertible notes, non-cash deferred tax benefits related to our senior convertible notes and income related to our equity investment in Tandem Diabetes Care, Inc. as listed in the itemized reconciliation between GAAP and non-GAAP financial measures included in this press release. Management believes that presentation of operating results that excludes these items provides useful supplemental information to investors and facilitates the analysis of our core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing our past and future operating performance.
These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. We encourage investors to carefully consider our results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business.

About DexCom, Inc.

DexCom, Inc., headquartered in San Diego, California, is developing and marketing continuous glucose monitoring systems for use by people with diabetes and by healthcare providers.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements that are not purely historical regarding DexCom’s or its management’s intentions, beliefs, expectations and strategies for the future. All forward-looking statements and reasons why results might differ included in this press release are made as of the date of this release, based on information currently available to DexCom, deal with future events, are subject to various risks and uncertainties, and actual results could differ materially from those anticipated in those forward looking statements. The risks and uncertainties that may cause actual results to differ materially from DexCom’s current expectations are more fully described in DexCom’s quarterly report on Form 10-Q for the period ended September 30, 2018, as filed with the Securities and Exchange Commission on November 6, 2018. Except as required by law, DexCom assumes no obligation to update any such forward-looking statement after the date of this report or to conform these forward-looking statements to actual results.

FOR MORE INFORMATION:
Steven R. Pacelli
Executive Vice President, Strategy and Corporate Development
(858) 200-0200
www.dexcom.com

DexCom, Inc.
Consolidated Balance Sheets
(In millions—except par value data)

	September 30, 2018	December 31, 2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$367.4	$441.5
Short-term marketable securities	301.3	107.1
Accounts receivable, net	169.8	134.3
Inventory	55.2	45.2
Prepaid and other current assets	20.4	16.6
Total current assets	914.1	744.7
Property and equipment, net	169.6	145.6
Goodwill	18.4	12.1
Other assets	12.2	1.7
Total assets	$1,114.3	$904.1
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$135.4	$87.2
Accrued payroll and related expenses	55.0	48.5
Deferred revenue	3.5	3.2
Total current liabilities	193.9	138.9
Other liabilities	19.4	18.2
Long term senior convertible notes	338.8	327.6
Total liabilities	552.1	484.7
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5.0 shares authorized; no shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	—	—
Common stock, $0.001 par value, 200.0 authorized; 89.1 and 88.8 issued and outstanding, respectively, at September 30, 2018; and 87.3 and 87.0 shares issued and outstanding, respectively, at December 31, 2017	0.1	0.1
Additional paid-in capital	1,181.6	1,093.7
Accumulated other comprehensive loss	(0.3)	(2.6)
Accumulated deficit	(619.2)	(671.8)
Total stockholders’ equity	562.2	419.4
Total liabilities and stockholders’ equity	$1,114.3	$904.1

DexCom, Inc.
Consolidated Statements of Operations
(In millions—except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues	$266.7	$184.6	$693.6	$497.5
Cost of sales	98.1	57.6	252.5	158.9
Gross profit	168.6	127.0	441.1	338.6
Operating expenses
Research and development	50.1	43.3	142.1	136.7
Selling, general and administrative	104.6	84.2	320.7	256.4
Total operating expenses	154.7	127.5	462.8	393.1
Operating income (loss)	13.9	(0.5)	(21.7)	(54.5)
Income from equity investments	34.9	—	85.0	—
Other income (expense)	(1.6)	1.3	(4.6)	3.5
Interest income	2.5	1.2	6.2	1.9
Interest expense	(4.9)	(4.5)	(14.5)	(8.1)
Income (loss) before income taxes	44.8	(2.5)	50.4	(57.2)
Income tax benefit	(1.8)	(0.5)	(2.2)	(16.4)
Net income (loss)	$46.6	$(2.0)	$52.6	$(40.8)
Basic net income (loss) per share	$0.53	$(0.02)	$0.60	$(0.47)
Shares used to compute basic net income (loss) per share	88.5	86.7	88.0	86.1
Diluted net income (loss) per share	$0.52	$(0.02)	$0.59	$(0.47)
Shares used to compute diluted net income (loss) per share	90.3	86.7	89.3	86.1

DexCom, Inc.
Revenue by Geography
(In millions)
(Unaudited)

	Three Months Ended September 30,
	2018	2017
US revenue	$202.4	$151.3
Year over year growth	34%	16%
% of total revenue	76%	82%

International revenue	$64.3	$33.3
Year over year growth	93%	83%
% of total revenue	24%	18%

Total revenue(1)	$266.7	$184.6
Year over year growth	44%	24%

(1) The sum of the revenue components may not equal total revenue due to rounding.

DexCom, Inc.
Revenue by Component
(In millions)
(Unaudited

	Three Months Ended September 30,
	2018	2017(2)
Sensor & other revenue (3) (4)	$194.0	$132.0
Year over year growth	47%	24%
% of total revenue	73%	72%

Transmitter revenue (3)	$48.5	$38.2
Year over year growth	27%	29%
% of total revenue	18%	21%

Receiver revenue	$24.2	$14.4
Year over year growth	68%	15%
% of total revenue	9%	8%

Total revenue (1)	$266.7	$184.6
Year over year growth	44%	24%

(1) The sum of the revenue components may not equal total revenue due to rounding.
(2) Prior period reporting has been adjusted to conform to current component level reporting.
(3) Includes allocated subscription revenue.
(4) Includes services, freight, accessories, etc.

DexCom, Inc.
Itemized Reconciliation Between GAAP and Non-GAAP Net Income (Loss) and Net Income (Loss) per Share
(In millions—except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017 (As Adjusted)(1)	2018	2017 (As Adjusted)(1)
GAAP net income (loss)	$46.6	$(2.0)	$52.6	$(40.8)
Non-cash interest expense (2)	3.4	3.1	10.0	4.9
Deferred tax benefit on senior convertible notes(3)	—	(1.1)	—	(18.2)
Income from equity method investments (4)	(34.9)	—	(85.0)	—
Tax effect of adjustments (5)	—	—	—	—
Non-GAAP net income (loss)	$15.1	$—	$(22.4)	$(54.1)

GAAP basic net income (loss) per share	$0.53	$(0.02)	$0.60	$(0.47)
Non-cash interest expense (2)	0.04	0.04	0.11	0.06
Deferred tax benefit on senior convertible notes(3)	—	(0.01)	—	(0.21)
Income from equity method investments (4)	(0.39)	—	(0.97)	—
Tax effect of adjustments (5)	—	—	—	—
Non-GAAP basic net income (loss) per share(6)	$0.17	0.00	$(0.25)	$(0.63)

GAAP diluted net income (loss) per share	$0.52	$(0.02)	$0.59	$(0.47)
Non-cash interest expense (2)	0.04	0.04	0.11	0.06
Deferred tax benefit on senior convertible notes(3)	—	(0.01)	—	(0.21)
Income from equity method investments (4)	(0.39)	—	(0.95)	—
Tax effect of adjustments (5)	—	—	—	—
Non-GAAP diluted net income (loss) per share(6)	$0.17	0.00	$(0.25)	$(0.63)

Shares used to compute net income (loss) per share
Basic	88.5	86.7	88.0	86.1
Diluted	90.3	86.7	89.3	86.1

(1) The 2017 Non-GAAP presentation was adjusted to include non-cash interest expense to conform to 2018 presentation.
(2) Non-cash interest expense represents accretion of the debt discount associated with our 2022 Senior Convertible Notes.
(3) Non-cash tax benefit associated with the 2022 Senior Convertible Notes.
(4) Income from equity method investments is related to our investment in Tandem Diabetes Care, Inc.
(5) Tax-effecting GAAP only items at a 0% tax rate due to being in a position of recording a valuation allowance.
(6) Basic and diluted loss per share amounts for the nine months ended September 30, 2017 do not add due to rounding.